EXHIBIT 99.1

PLEASE SEE PDF VERSION

99.1 Valuation Report Prepared by Ameri Metro, Inc. Management assisted by NorAsia Consulting & Advisory to the Board of Directors, dated August 31, 2020 (.pdf).